Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of MiX Telematics Limited, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 25th day of March, 2022.

IAN JACOBS

786 PARTNERS LP

402 FUND LP

/s/ Ian Jacobs
Ian Jacobs

786 PARTNERS LP
By: 402 GP LLC, its general partner

By:	/s/ Ian Jacobs
Name: Ian Jacobs
Title: Managing Member

402 FUND LP
By: 402 GP LLC, its general partner

By:	/s/ Ian Jacobs
Name: Ian Jacobs
Title: Managing Member